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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our report dated March 10, 2000, except for the first paragraph of Note 9 as to which the date is December 5, 2000 with respect to the financial statements of DNA Sciences, Inc. included in its Registration Statement (Form S-1) and related prospectus for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Palo Alto, California
January 4, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS